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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                      AIM CORE ALLOCATION PORTFOLIO SERIES
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                          AIM TREASURER'S SERIES TRUST
                          SHORT-TERM INVESTMENTS TRUST
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December 2007

                                                                 Proxy
                                                                 Update
                                                         ----------------------
AIM Investments--Registered Trademark--                  News About AIM Proxies


Your clients will soon begin receiving fund proxies for each AIM fund in which they own shares. Please note that all AIM funds are covered by this proxy undertaking.

Proxies will be mailed the week of December 24, 2007, to registered shareholders (of record on November 30, 2007) of all AIM funds. If shareholders approve the proposed changes to the respective funds, the changes would become effective on or about May 1, 2008.

Shareholders who own multiple funds may receive multiple proxies. Though they look very similar, these are not duplicates. It is important that shareholders vote every proxy they receive. If we do not receive sufficient votes to obtain a quorum, it may be necessary to send a second mailing and postpone the shareholder meeting.

This Proxy Update describes the rationale for the proposed changes and is intended to help you answer questions from your clients.

Proposed Changes:

All AIM Funds

  - Elect 13 trustees

  - Approve amendment to the Declaration of Trust to eliminate current shareholder approval requirement prior to terminating a portfolio or class.

  - Approve new investment subadvisory agreement between A I M Advisors, Inc. and affiliated subadvisors (excluding AIM S&P 500 Index Fund).

Proposals in addition to the trustee elections for certain funds, as outlined below, are being included in the shareholder proxy as management believes it is more cost-effective and efficient to seek shareholder approval of such proposals at this time. The general goals of these additional proposals are to increase operational efficiency and decrease costs.

Change investment objectives from fundamental to non-fundamental; change certain fundamental investment restrictions.

  - AIM Dynamics Fund                              - AIM Leisure Fund
  - AIM Energy Fund                                - AIM Multi-Sector Fund
  - AIM Financial Services Fund                    - AIM Technology Fund
  - AIM Gold & Precious Metals Fund                - AIM Utilities Fund
  - AIM International Core Equity Fund

Change registrant from a single standalone registrant to a registrant with other portfolios.

  - AIM Dynamics Fund                              - AIM Summit Fund

Change status from diversified to non-diversified.

  - AIM Financial Services Fund

Reorganize the fund into AIM Structured Core Fund.

  - AIM S&P 500 Index Fund

                                                          continued on next page

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        To avoid phone calls from the proxy solicitation service, please urge your clients to vote as soon as possible.
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FOR INSTITUTIONAL INVESTOR ONLY              [AIM INVESTMENTS LOGO APPEARS HERE]
                                                        --Registered Trademark--
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Questions and Answers

Information regarding the additional proposals, including the potential benefits of and reasons for the additional proposals, is outlined in the following questions and answers.

Why are shareholders being asked to approve a new subadvisory agreement?

AIM and the funds' Boards of Trustees (the "Boards") believe that the proposed subadvisory agreement will benefit the funds and their shareholders by permitting AIM to use the additional resources and talent of the nine proposed subadvisors in managing the funds. AIM and the Boards believe that the proposed subadvisory agreement, if approved by shareholders, will provide AIM with increased flexibility in assigning portfolio managers to the funds and will give the funds access to portfolio managers and investment personnel located in other offices, including those outside the United States, who may have more specialized expertise on local companies, markets and economies or on various types of investments and investment techniques. Because AIM will pay all of the subadvisory fees of the affiliated subadvisors, the proposed subadvisory agreement will not affect the fees the funds pay to AIM pursuant to their advisory agreements.

Why are shareholders being asked to approve new advisory and subadvisory agreements?

The AIM Board determined that shareholders would benefit if AIM was the advisor and administrator for the Invesco Family of Funds and the AIM Family of Funds.

Why are shareholders being asked to approve changing certain fundamental investment restrictions of certain of the funds?

The proposed changes will conform the restrictions for the affected funds to a set of uniform model restrictions under which most AIM funds operate. AIM and the Boards expect that shareholders will benefit from a set of uniform model restrictions in a number of ways. The proposed uniform restrictions will provide the funds with as much investment flexibility as is possible under the 1940 Act. AIM and the Boards believe that eliminating the disparities among the various AIM funds' fundamental restrictions will enhance AIM's ability to manage the funds' assets efficiently and effectively in changing regulatory and investment environments.

Why are shareholders of AIM Financial Services Fund being asked to approve changing its status from diversified to non-diversified?

Changing AIM Financial Services Fund's status to non-diversified would provide AIM with enhanced flexibility in managing the assets of the fund. Specifically, the fund's portfolio managers will be able to invest a greater percentage of the overall portfolio in positions which individually are more than 5% of the fund's total assets. The fund's portfolio managers expect that a change in status from diversified to non-diversified should help bolster the fund's competitiveness relative to its benchmark and peers.

Why are shareholders being asked to approve an amendment to the Declaration of Trust?

The proposed amendment would eliminate the shareholder approval requirement to terminate a trust, a fund or a share class of a fund. This change gives each Board the flexibility to terminate a trust, a fund or a share class of a fund if circumstances warrant without the commensurate expense of seeking a shareholder vote. The Boards would terminate a trust, a fund or a share class only if they found that doing so was in the best interests of the shareholders of such trust, Fund or share class, as applicable. In the event a Board were to terminate a trust, a fund or a share class, shareholders would receive notice prior to such termination.

                                                          continued on next page


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Solicitation Process

AIM offers your clients a variety of ways to vote. The Shareholder Meeting will be held in Houston at 3.00 pm Central Time February 29, 2008. AIM has retained Computershare Fund Services (CFS), a professional proxy solicitor, to assist with the solicitation. CFS may begin calling your clients who have not voted to remind them to vote. To avoid such phone calls, we suggest you urge your clients to vote early, as each vote is important.

How to Vote:

AIM Registered Shareholders

By Phone: (with a customer service representative)
Registered shareholders can vote by calling 888-684-2426. Note that your clients cannot vote by calling AIM Investment Services. Please be aware that shareholders voting by telephone will be asked several questions for identification purposes, including their current address and zip code.

By Phone: (using the 24-hour automated system)
Registered shareholders can vote through an automated touch-tone voting system by calling 888-221-0697. Your clients will be prompted to enter the control number printed on their proxy card(s).

By Mail: Registered shareholders can vote through the mail by returning their proxy card(s) in the postage-paid envelope provided in the proxy mailing.

By Internet: Registered shareholders can vote via AIMinvestments.com, where they will be directed to a voting area. Shareholders will then be prompted to enter the control number printed on their proxy card(s) and will be able to review the proxy statement and immediately cast their vote for each proposal.

How to Vote:

Brokers' Clients Whose Mailings
Are Distributed by ADP
(Example: Networking Level 3 Accounts)

By Phone: (with a customer service representative)
Nonobjecting beneficial owners (NOBOs) can vote by calling 888-684-2426. Note that your clients cannot vote by calling AIM Investment Services. Please be aware that shareholders voting by telephone will be asked several questions for identification purposes, including their current address and zip code.

By Phone: (using the 24-hour automated system) NOBOs can vote by calling 800-454-8683. Your clients will be prompted to enter the control number printed on their proxy card(s).

By Mail: Registered shareholders can vote through the mail by returning their proxy card(s) in the postage-paid envelope provided in the proxy mailing.

By Internet: Shareholders can vote on proxyvote.com by following the instructions provided in the proxy mailing.

Additional Information

For more detailed information on the proposed reorganizations you and your clients may visit our Web site at AIMinvestments.com. Your clients are encouraged to vote via our Web site. Please contact your internal wholesaler if you have additional questions.

Financial Dealer Channel                Independent Financial Advisor Channel
800-998-4246                            800-337-4246

FOR INSTITUTIONAL INVESTOR USE ONLY

THIS MATERIAL IS FOR INSTITUTIONAL INVESTOR USE ONLY AND MAY NOT BE QUOTED, REPRODUCED OR SHOWN TO THE PUBLIC, NOR USED IN WRITTEN FORM AS SALES LITERATURE FOR PUBLIC USE.

   CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES CAREFULLY. FOR THIS AND OTHER INFORMATION ABOUT AIM FUNDS, OBTAIN A PROSPECTUS FROM AIMINVESTMENTS.COM. INVESTORS SHOULD READ IT CAREFULLY BEFORE INVESTING.

Note: Not all products, materials or services are available at all firms. Advisors, please contact your home office.

AIMinvestments.com          PXY-FLY-1 12/07